Exhibit 10.2
Cooperation Agreement
on Outdoor Large LED Screen Medium

This agreement on cooperation of outdoor medium (LED video) has been entered by and between

Liaoning Daily Newspaper Media Group Co., Ltd. (hereinafter referred to as Party A)
and
Dalian Vastitude Media Group Co., Ltd. (hereinafter referred to as Party B)

on the basis of fairness and mutual benefit under Contract Law of the People’s Republic of China and Advertisement Law of the People’s Republic of China to fully exercise both parties’ resource advantages and achieve the objective of mutual benefit.

Article One .Cooperation

1.1       Both parties shall cooperate on the LED screen located at Building 1, Huigong Street, Shenhe District, Shenyang (the former telecommunication building of China Netcom).

1.2       Party B shall act as the agent of Party A’s （Liaoning Daily）media advertisement with the annual advertising fee of RMB 400,000 for period of 8 years.

1.3       Party B shall perform all clauses in the Outdoor Media Cooperation Framework Agreement entered into between Party A and China Unicom Network Communications Group Co. Ltd. Shenyang Branch (see attachment 1).

Article Two. Rights and Obligations of Both Parties

2.1      Party A shall be responsible to deal with all procedures in respect of approval of the large LED screen as well as the land occupancy contract with China Unicom Network Communications Group Co. Ltd. Shenyang Branch and assist Party B in dealing with relevant approval procedures in Shenyang for legal and normal operation.

2.2      Party B makes an exclusive investment on the large LED screen (including the manufacturing of large screen LED and such costs for land occupancy, electricity bill and management fees) and execute Outdoor Media Cooperation Framework Agreement on. As an investment partner during the operation, Party B shall be the owner of the LED with the exclusive rights for its operation and pricing. Party B shall be responsible for all issues and disputes arising from operating the large LED screen which have nothing to do with Party A.

2.3      Both parties must abide by the contract during the implementation process under the premise of not violating national laws and regulations. The contract shall not be terminated without justified reasons. If either party terminates the agreement with no justified reasons, it shall compensate the other party for all losses suffered therefrom.
2.4  Party B shall pay the management fee of RMB 200,000 to Liaoning Sports Bureau upon Party A’s authorization and execution of the cooperation agreement and complete the production, installation and test of the large screen within 3 months. Party B shall provide Liaoning Sports Bureau with one-hour broadcasting of The National Games from the large screen broadcasting everyday during the 12th National Games.

2.5  Party A shall offer a 40% discount based on current year’s regular price for the advertisement on Liaoning Daily to Party B.

2.6  Party B must not act as the agent of Liaoning Daily advertisements that involve:
(1)  those customers who have signed contracts with Liaoning Daily in the current and following years;
(2)  the propaganda by county, district, city or higher-level governments;
(3)  customers of Liaoning Daily who have published advertisements in Liaoning Daily within half a year.

2.7  Party B shall be the agent of Liaoning Daily advertisements that issues its own brands accounting for 20% of the total amount in the current year.

Article Three. Terms of Payment

3.1  Party B shall pay Party A the agent fee of RMB 400,000 for the first year within two months from the execution of the agreement.

3.2  The annual agent fee of RMB 400,000 for the following year shall be paid off at the end of December of the current year till the termination of the contract.

Article Four. Agreement Termination

The agreement shall be terminated automatically if both parties failed to come to an agreement on renewal upon the expiration of the agreement.

Article Five. Force Majeure

The agreement shall be terminated for failure in agreement performance by either party due to any Force Majeure events in the contract period such as earthquake, fire, change of governmental laws or regulations or other factors.

Article Six. Dispute Solution

Any disputes arising from performance of the agreement shall be solved through negotiation between both parties or be submitted to the People’s Court in the venue where their contract is performed for arbitration.

Article Seven. Supplementary Provisions

7.1  Any matters not included in the contract may be incorporated into the additional clauses or a supplementary agreement entered by both parties.

7.2  This agreement shall become effective since the date when it is signed and stamped by both parties. This agreement is made in four duplicates, with each party holding two copies of the same legal effectiveness.

Party A: (stamp) Liaoning Daily Newspaper Media Group Co., Ltd.
Authorized Representative: (signature)
Tel:
Date of Signing:

Party B: (stamp) Dalian Vastitude Media Group Co., Ltd.
Authorized Representative: (signature)
Tel:
Date of Signing: 10 Feb., 2010